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                                                                     Exhibit 5.1



                                  June 16, 2003


Premier Farnell plc
150 Armley Road

Leeds, West Yorkshire LS12 2QQ, England

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

                  I am general counsel for Premier Farnell plc, a public company limited by shares organized under the laws of England (the "Company"). In rendering this opinion, I have examined such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, I am of the opinion that the Company's ordinary shares of 5 pence each (the "Ordinary Shares") that may be issued or transferred to participants pursuant to The Premier Farnell Executive Share Option Scheme 2003 (the "Plan") will be, when issued or transferred in accordance with such Plan, duly authorized, validly issued and fully paid; provided that, in the case of Ordinary Shares to be issued to participants, that the Company at such time has sufficient authorized but unissued Ordinary Shares remaining under its share capital.

                  I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Ordinary Shares to be issued and sold pursuant to the Plan under the Securities Act of 1933 (the "Act"). In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,


                                      /s/ Steven Webb

                                      Company Secretary and General Counsel
                                      Premier Farnell plc